File No. 70-8087





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       AMENDMENT NO. 9 (POST EFFECTIVE) TO

                                    FORM U-1

                             APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                        --------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION
                          1616 Woodall Rodgers Freeway
                               Dallas, Texas 75202

              (Name of companies filing this statement and address
                         of principal executive office)
                        ---------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)

                        ---------------------------------

                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660164
                               Dallas, Texas 75202

                                 Joris M. Hogan
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                   (Names and addresses of agents for service)



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                  Central and South West Corporation ("CSW"), a Delaware
corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), hereby files this Amendment No. 9 (Post-Effective) to the Form U-1 Application-Declaration in File No. 70-8087 for the purposes of amending Items 1 and 3 of such Application-Declaration. In all other respects, the Application-Declaration as previously filed will remain the same. Item 1. Description of Proposed Transaction.
                  The last paragraph of Item 1 of the Application- Declaration is hereby deleted in its entirety and restated as follows:
                  "CSW now requests that the authority granted to it in the CSW Order and the supplemental order be extended through December 31, 2001."
Item 3.  Applicable Statutory Provisions.
                  The first paragraph of Item 3 of the Application- Declaration is deleted in its entirety and restated as follows:
                  "Sections 6, 7, 9(a) and 10 of the 1935 Act are or may be applicable with respect to the proposed transactions."



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                                S I G N A T U R E
                                - - - - - - - - -


                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
                  Dated:  November 6, 1996



                                          CENTRAL AND SOUTH WEST CORPORATION



                                          By:/s/WENDY G. HARGUS
                                             Wendy G. Hargus
                                             Treasurer



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